SECOND WAIVER AGREEMENT

     This Second Waiver Agreement (this Second Waiver Agreement ), dated as of March__, 1996, is entered into by and among HOMELAND STORES, INC.
( Homeland ) and HOMELAND HOLDING CORPORATION ( Parent ), and NATIONAL BANK OF CANADA and HELLER FINANCIAL, INC. (together, Lenders ) and NATIONAL BANK OF CANADA, as agent for Lenders (the Agent ).


                                 RECITALS

     A. Homeland, Parent, Lenders and the Agent have entered into that certain Amended and Restated Revolving Credit Agreement, dated as of April 21, 1995 (the Agreement ), pursuant to which Lenders agreed to make available to Homeland certain financial accommodations.

     B. On or about December 27, 1995, Homeland informed the Agent that Homeland would be unable to maintain (a) the Consolidated Fixed Charge Coverage Ratio required under Section 9.16(a) of the Agreement on the last day of the fiscal quarters ending December 30, 1995, and March 23, 1996, and (b) the Debt-to-EBITDA Ratio required under Section 9.16(b) of the Agreement at the end of such fiscal quarters.

     C. On or about December 29, 1995, Homeland and Parent requested that Lenders waive compliance with the requirements of Sections 9.16(a) and (b) of the Agreement through the end of the Waiver Period (as hereinafter defined), and Lenders agreed to waive compliance with such sections through the end of the Waiver Period on the terms and subject to the conditions set forth in a certain Waiver Agreement, entered into by and among Homeland, Parent, Lenders, and the Agent, dated December 29, 1995 (the First Waiver Agreement ).

     D. On or about February 26, 1996, Homeland informed the Agent that Homeland would be unable to pay the March 1, 1996 interest payment due under
Section 6.01(1) of that certain indenture dated as of March 4, 1992, as supplemented (the Indenture ), among Homeland, Parent and United States Trust Company of New York, as trustee (the Trustee ).

     E. On or about February 26, 1996, Homeland and Parent requested that Lenders waive compliance with Sections 11.1(d) and (e), together with Sections 9.16(a) and (b), of the Agreement through the end of the Waiver Period
(as hereinafter defined), and Lenders are willing to waive compliance with such section through the end of the Waiver Period on the terms and conditions of this Second Waiver Agreement, thereby amending the First Waiver Agreement.

                                 AGREEMENT

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree to the above recitals and as follows:

1. DEFINITIONS. All capitalized terms used but not otherwise defined in this Second Waiver Agreement shall have the meanings ascribed to them in the Agreement. Unless otherwise specified, all section references herein refer to sections of the Agreement.

2. WAIVER OF DEFAULTS. During the period (the Waiver Period ) commencing December 30, 1995 and ending on the earliest to occur of (a) the date on which the Trustee exercises any of its remedies under the Indenture or the Collateral Documents (as defined in the Indenture) against Homeland, the Parent, or either of their respective assets, including but not limited to acceleration of any and all indebtedness governed by the Indenture, (b) the date of any default by Homeland or Parent in the performance of their respective obligations under this Second Waiver Agreement, and (c)
April 15, 1996, Lenders hereby waive (i) any Default, Event of Default or breach of the terms of the Agreement that would otherwise occur as a result of Homeland s failure to comply with the requirements of Sections 9.16(a) and
(b) of the Agreement, and (ii) any Default or Event of Default under Sections 11(d) and (e) of the Agreement arising solely by reason of Homeland s failure to pay the March 1, 1996 interest payment due under the Indenture or Homeland's failure to comply with Sections 4.21 and 4.27 of the Indenture (collectively, the "Indenture Defaults"); provided, however, that such waiver shall apply only to Homeland s failure to comply with (i) Sections 9.16(a) and (b) of the Agreement, and (ii) Sections 11(d) and (e) of the Agreement solely by reason of the Indenture Defaults. Nothing contained in this Second Waiver Agreement or in any other communication between the Lenders or the Agent, on the one hand, and Homeland or Parent, on the other hand, shall constitute a waiver of any other present or future violation, default or breach of Homeland or Parent under the Agreement (collectively, "Other Violations"). Furthermore, nothing contained in this Second Waiver Agreement shall directly or indirectly in any way whatsoever either: (i) impair, prejudice or otherwise adversely affect Lenders right at any time to exercise any right, privilege or remedy in connection with the Agreement with respect to any Other Violations, (ii) amend or alter any provision of the Agreement, (iii) constitute any course of dealing or other basis for altering any obligation of Homeland or Parent or any right, privilege or remedy of Lenders under the Agreement, or (iv) after the expiration of the Waiver Period, the Lenders and the Agent s ability to exercise all rights and remedies under the Agreement. Except as expressly stated herein, Lenders and the Agent reserve all of their respective rights, privileges and remedies under the Agreement.

3. COVENANTS. Homeland and Parent covenant and agree that, unless specifically waived in writing by the Required Lenders:

     3.1 During the Waiver Period, neither Homeland nor the Parent will agree to any written modification to the Indenture as in effect on the date hereof that would be adverse to the interests of the Agent or any Lender.

     3.2 During the Waiver Period, neither Homeland nor the Parent will pay any management or other fee to Clayton, Dubilier & Rice, Inc. ( CD&R Fee ).

4. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Second Waiver Agreement is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by the Required Lenders:

     4.1. The Agent shall have received this Second Waiver Agreement, duly executed by Homeland and Parent.

     4.2. The representations and warranties contained herein and in the Agreement shall be true and correct on and as of the date hereof.

     4.3. No Default or Event of Default under the Agreement shall have occurred and be continuing, unless such Default or Event of Default has been specifically waived in writing by the Required Lenders.

5.   RATIFICATIONS, REPRESENTATIONS AND WARRANTIES.

     5.1. The terms and provisions set forth in this Second Waiver Agreement shall supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly set forth in this Second Waiver Agreement, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. The parties hereto agree that the Agreement shall continue to be legal, valid, binding and enforceable in accordance with its terms.

     5.2. Homeland and Parent hereby represent and warrant to Lenders and the Agent that (a) the execution, delivery and performance of this Second Waiver Agreement and any and all other agreements executed and/or delivered in connection herewith or therewith have been authorized by all requisite corporate action on the part of Homeland and Parent and will not violate the Certificates of Incorporation or Bylaws of Homeland or Parent; (b) the representations and warranties contained in the Agreement are true and correct on and as of the date hereof as though made on and as of such date, except to the extent that breaches thereof are specifically waived by this Second Waiver Agreement; (c) no Default or Event of Default under the Agreement has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by the Required Lenders; (d) Homeland and Parent are in full compliance with all covenants and agreements contained in the Agreement, other than those covenants and agreements expressly waived in this Second Waiver Agreement; (e) neither Homeland nor Parent has paid any CD&R Fee since November 30, 1995; (f) $5,000,000 of the Note Net Proceeds (as defined in the Indenture) from the AWG Sale were reinvested, or committed to be reinvested, in Capital Expenditures within 180 days of the closing date of the AWG Sale; and
(g) Homeland s 1995 year-end results will not deviate substantially from the projections for such period presented to the Lenders at the time the First Waiver Agreement was requested pursuant to Homeland s letter to the Lenders dated December 28, 1995.

6.   MISCELLANEOUS.

     6.1. Survival of Representations and Warranties. All representations and warranties made in the Agreement or any other Loan Document including, without limitation, any document furnished in connection with this Second Waiver Agreement, shall survive the execution and delivery of this Second Waiver Agreement, and no investigation by Lenders or the Agent or any closing shall affect the representations and warranties or the right of Lenders and the Agent to rely upon them.

     6.2. Expenses of Lenders and the Agent. Homeland and Parent agree to pay on demand all costs and expenses incurred by Lenders and the Agent in connection with the preparation, negotiation and execution of this Second Waiver Agreement and any other agreements executed pursuant hereto, including, without limitation, the reasonable costs and fees of the Lenders and the Agent s legal counsel.

     6.3. Severability. Any provision of this Second Waiver Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Second Waiver Agreement, and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     6.4. Successors and Assigns. This Second Waiver Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     6.5. Headings. The headings of the sections and subsections of this Second Waiver Agreement are inserted for convenience only and do not constitute a part of this Second Waiver Agreement.

     6.6. Counterparts. This Second Waiver Agreement may be executed in any number of counterparts, which shall collectively constitute one agreement.

     6.7. Law Governing. THIS SECOND WAIVER AGREEMENT SHALL BE DEEMED TO HAVE BEEN SUBSTANTIALLY NEGOTIATED AND MADE IN THE STATE OF NEW YORK AND SHALL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED AND PERFORMED THEREIN, WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION.

     6.8. Waiver; Modification. NO PROVISION OF THIS SECOND WAIVER AGREEMENT MAY BE WAIVED, CHANGED OR MODIFIED, OR THE DISCHARGE
THEREOF ACKNOWLEDGED, ORALLY, BUT ONLY BY AN AGREEMENT IN
WRITING SIGNED BY THE PARTY AGAINST WHOM THE ENFORCEMENT OF ANY
WAIVER, CHANGE, MODIFICATION OR DISCHARGE IS SOUGHT.

     6.9. Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF HOMELAND AND PARENT HEREBY IRREVOCABLY
AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT,
OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SECOND WAIVER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE
ACTIONS OF THE AGENT IN THE NEGOTIATION, ADMINISTRATION OR
ENFORCEMENT THEREOF.

     6.10. Final Agreement. THIS SECOND WAIVER AGREEMENT REPRESENTS THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT
MATTER HEREOF ON THE DATE THIS SECOND WAIVER AGREEMENT IS
EXECUTED.  THIS SECOND WAIVER AGREEMENT MAY NOT BE CONTRADICTED
BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL
AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL
AGREEMENTS BETWEEN THE PARTIES.

     6.11. Release. EACH OF HOMELAND AND PARENT HEREBY ACKNOWLEDGES THAT AS OF THE DATE HEREOF IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY
KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE LENDER DEBT OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE
FROM THE AGENT OR ANY LENDER.  EACH OF HOMELAND AND PARENT
HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER
DISCHARGES THE AGENT AND EACH LENDER, THEIR RESPECTIVE PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER,
KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS SECOND WAIVER AGREEMENT IS EXECUTED, WHICH EITHER HOMELAND OR PARENT MAY NOW OR HEREAFTER HAVE AGAINST THE AGENT OR ANY
LENDER, THEIR RESPECTIVE PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION
OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM THE LENDER DEBT, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR,
CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR OTHER LOAN
DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS SECOND
WAIVER AGREEMENT.

     IN WITNESS WHEREOF, Homeland, Parent, Lenders and the Agent have caused this Second Waiver Agreement to be executed and delivered as of the date first written.

                                  HOMELAND:

                                  HOMELAND STORES, INC.

                                  By:. . . . . . . . . . . . . . . . . . .
                                  Name:. . . . . . . . . . . . . . . . . .
                                  Title: . . . . . . . . . . . . . . . . .


                                  PARENT:

                                  HOMELAND HOLDING CORPORATION

                                  By:. . . . . . . . . . . . . . . . . . .
                                  Name:. . . . . . . . . . . . . . . . . .
                                  Title: . . . . . . . . . . . . . . . . .


                                  AGENT:

                                  NATIONAL BANK OF CANADA, as Agent

                                  By:. . . . . . . . . . . . . . . . . . .
                                  Name:. . . . . . . . . . . . . . . . . .
                                  Title: . . . . . . . . . . . . . . . . .


                                  By:. . . . . . . . . . . . . . . . . . .
                                  Name:. . . . . . . . . . . . . . . . . .
                                  Title: . . . . . . . . . . . . . . . . .

                                  LENDERS:

                                  NATIONAL BANK OF CANADA

                                  By:. . . . . . . . . . . . . . . . . . .
                                  Name:. . . . . . . . . . . . . . . . . .
                                  Title: . . . . . . . . . . . . . . . . .


                                  By:. . . . . . . . . . . . . . . . . . .
                                  Name:. . . . . . . . . . . . . . . . . .
                                  Title: . . . . . . . . . . . . . . . . .


                                  HELLER FINANCIAL, INC.

                                  By:. . . . . . . . . . . . . . . . . . .
                                  Name:. . . . . . . . . . . . . . . . . .
                                  Title: . . . . . . . . . . . . . . . . .